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                                                                EXHIBIT 10.4


                     AMERICAN LABORATORY ASSOCIATES, INC.

                             EMPLOYMENT AGREEMENT


        AGREEMENT entered into as of January 1, 1994, by and between AMERICAN LABORATORY ASSOCIATES, INC., a Delaware corporation (the "Company"), and Michael J. Demaray, M.D. of 4100 Vinkemulder Road, Coconut Creek, Florida 33073 (the "Employee").

        The Employee has agreed to serve the Company as its Vice President. The Company wishes to engage his services in such capacity, on the terms and conditions hereinafter provided. Execution and delivery of this Agreement by the Employee is a condition precedent to execution, delivery and consummation of a certain Asset Purchase Agreement dated as of January 1, 1994 by and among the Company, E. G. Poulos, M.D., M. J. Demaray, M.D., & A. P. Kowalczyk, M.D., P.A., a Florida professional corporation (the "Seller") and the Principal Shareholders named therein (the "Purchase Agreement").

        ACCORDINGLY, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee hereby agrees with the Company as follows:

        1.   Employment by the Company.

        1.1 Duties. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to serve as the Vice President and to carry out such duties consistent with such position, as he may be assigned from time to time by the President of the Company (so long as one of Drs. Poulos, Demaray or Kowalczyk is President) or its Board of Directors (so long as such duties are not significantly inconsistent with the duties of such Employee as an employee of the Seller as in effect immediately prior to the execution, delivery and consummation of the Purchase Agreement) including, without limitation, supervising the day to day operations of the Company, advising the Board of Directors in assessing the technical merits and capabilities of future equipment purchases by the Company, and supervising and assisting in making Company senior management decisions, subject to the approval of the Board of Directors. The Employee shall report to the Board of Directors of the Company. The Employee's employment shall continue for the Term (as that term is defined in Section 2). The Company expressly acknowledges and agrees that in no event shall the Employee be required to perform pathological procedures relating to abortion or fetal tissue research.
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        During the Term, the Employee shall devote himself to the affairs of the Company on a full-time basis and shall not engage in any other business, either on a full-time or part-time basis, as an employee, consultant or in any other capacity, whether or not he receives any compensation therefore without the prior consent of the Board of Directors of the Company; provided, however, that nothing herein shall be construed as preventing the Employee from (a) making and managing personal investments, so long as such activities do not significantly interfere with his duties to the Company; (b) engaging in community and/or charitable activities, so long as such activities do not interfere with his duties to the Company; and (c) Preventing such Employee from rendering services to Demaray & Poulos, P.A. (the "Professional Association"), so long as the Professional Association complies in all material respects with the terms of a certain Pathology Services Agreement with the Company dated as of January 1, 1994. The Employee shall not be required, in connection with his performance of services hereunder, to relocate to a location outside of the Fort Lauderdale, Florida area; it being acknowledged, however, that reasonable travel may be required in connection with the Employee's performance of services hereunder.

        1.2 Salary and Benefits. In consideration for the performance by the Employee of his duties hereunder, the Company shall pay or provide to the Employee a compensation package consisting of the following:

                (a) a salary at the annual rate of Three Hundred Fifty Thousand ($350,000) Dollars, payable in equal biweekly installments from January 1, 1994 (the "Salary");

                (b) participation in the Company's Senior Executive Bonus Plan (as hereinafter defined);

                (c) reimbursement of all reasonable expenses actually incurred or paid by the Employee during the Term in the performance of the Employee's duties under this Agreement and within guidelines established from time to time by the Board of Directors, upon presentation of expense statements, vouchers other supporting information in form satisfactory to the Company; and

                (d)  the benefits set forth on Schedule A attached hereto.

        1.3 Senior Executive Bonus Plan. The Senior Executive Bonus Plan (the "Bonus Plan") shall be administered by the Board of Directors, and participation therein shall be limited

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to the Principal Shareholders (as that term is defined in the Purchase
Agreement). Each year, an amount equal to seven percent (7%) of the positive difference, if any, in the Company's Operating Earnings (as herein defined) for such year, as compared to the Base Operating Earnings (as herein defined), shall be made available for payment to the Employee under the Senior Executive Bonus Plan. The term "Operating Earnings" shall mean, with respect to any year, the consolidated operating income of the Company and its Subsidiaries for such year, before deduction for (i) interest paid in such year, (ii) income tax payable for such year, (iii) any bonus payable under the Bonus Plan with respect to such year, (iv) audit expenses for such year to the extent they exceed $3,800, (v) charges for amortization or depreciation, (vi) any fees or expenses incurred by the Company in connection with the acquisition contemplated in the Purchase Agreement, or the financing thereof, (vii) any fees or expenses incurred by the Company in connection with any proposed private financing, acquisition or disposition if such financing, acquisition or disposition is not consummated within the year in which such fees or expenses were incurred, and (viii) any fees or expenses of the Company in connection with any public offering, whether or not such public offering is consummated within the year in which such fees or expenses were incurred, but after deduction for base salary payable to the Employee pursuant to Section 1.2(a), and base salary payable to any of the other Principal Shareholders. The term "Base Operating Earnings" shall mean the highest of (i) $5,200,000, (ii) the Operating Earnings earned by the Company for the year ended December 31, 1993, and (iii) the highest Operating Earnings earned during any fiscal year after 1993 and before the year in question. Payments under the Plan shall be made within 30 days after receipt of audited financial statements for the year with respect to which such bonus payments are made. The Bonus Plan shall terminate as of the date the Company consummates its first underwritten public offering ("IPO) of securities under the Securities Act of 1933, as amended, and no bonus shall be payable with respect to any subsequent period. Following an IPO the Compensation Committee shall devise a management incentive bonus plan for future years to replace the Plan, which replacement plan shall be designed to compensate management with respect to the year in which the IPO occurs on a basis substantially equivalent to the bonus which would have been payable under the Plan and which shall be appropriate for a publicly-held company of the Company's size in the Company's line of business. In the event that the principal and interest under each of the Senior Notes, Contingent Notes and Junior Notes (as defined in the Purchase Agreement) has not been paid when due, no bonus shall be payable under the Plan until such payments of principal and interest have been brought current. If any bonus payable under

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the Plan is not paid when due, and such non-payment is not attributable to the
Company's inability to pay as contemplated by the immediately preceding sentence, then the amount of such bonus payable shall accrue interest, calculated on the basis of a 360 day year, at the prime rate of interest announced publicly from time to time by The First National Bank of Boston, plus 3% per annum, compounded annually.

        2.   Term;  Termination.

        2.1 The term of this Agreement shall commence effective as of January 1, 1994 and shall continue in full force and effect through December 31, 1998, subject to earlier termination as provided in Section 2. Thereafter, the term may be extended to terms mutually acceptable to the Employee and the Company. The term of this Agreement shall be referred to herein as the "Term".

        2.2 Termination by the Company for Cause. This Agreement may be terminated at any time by the Company for "cause", effective upon written notice to the Employee. For the purposes of this Agreement, "cause" shall mean only one or more of the following, as determined by a majority of the members of the Board of Directors, which majority must include the two directors of the Company designated under Section 6(c) of that certain Shareholders Agreement dated as of the date hereof among the Company and all of the shareholders of the Company:

                (i) The Employee is convicted of, or pleads guilty or nolo contendere to, a felony;

                (ii) The Employee engages in willful misconduct in connection with the performance of his services hereunder, or is grossly negligent in the performance of such services, and such willful misconduct or gross negligence continues for thirty (30) days after written notice thereof is given to the Employee by the Company, which notice shall specify in reasonable detail the alleged misconduct or negligence; or

                (iii) The Employee willfully fails to perform services for the Company which are substantially comparable in quality and quantity to those performed for the Seller prior to execution of the Purchase Agreement, and such failure continues for thirty (30) days after written notice thereof is given to the Employee by the Company, which notice shall specify in reasonable detail the alleged failure; or


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                (iv)  The Employee willfully violates any provision of Section
              4 hereof or any provision of Section 3 hereof, and in the case of any such violation of Section 3, such violation has a material and adverse effect on the Company.

         2.3 Death. In the event of the death of the Employee during the Term, his employment by the Company shall automatically terminate as of the date of his death.

         2.4 Disability. In the event of the Disability of the Employee, as defined herein, his employment shall automatically terminate as of the date of such Disability. The term "Disability" shall mean the inability of the Employee to perform material duties specified in Section 1.1 due to physical or mental disablement, which inability continues for a period of one hundred twenty (120) consecutive days, or two hundred (200) days in total within any consecutive twelve month period, as determined by the Company. During such 120 consecutive day or 200 day period the Employee shall remain a salaried employee of the Company, and shall continue to receive his full salary and all benefits as herein provided, including those under the Option Agreement.

         2.5 Termination by the Company Without Cause. The Company may terminate the Employee at any time without cause.

         2.6 Termintion by the Employee for Good Reason. The Employee may terminate his employment hereunder for Good Reason before the expiration of the Term, upon written notice to the Company setting forth in reasonable detail the nature of such Good Reason. For the purposes of this Agreement, "Good Reason" shall mean only one or more of the following:

                 (i) A material breach by the Company of its obligations under this Agreement (other than those noted in clause (ii) of this Section 2.6), the Investment Agreement or the Purchase Agreement which breach continues for a period of thirty (30) days after written notice thereof has been delivered to the Company, specifying such breach in reasonable detail;

                (ii) Non-payment by the Company of any its obliation to make payments under this Agreement or under the 8% Non-Negotiable Senior Subordinated Note due December 31, 1998 (the "Senior Note") or the 8% Non-Negotiable Subordinated Contingent Note (the "Contingent Note" and together with the Senior Note, the "Notes"), which non-payment continues for a period of fifteen
              (15) days after payment was due, but not


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              including any non-payment by the Company of its obligations under such Notes upon proper exercise of any rights of set-off under the Purchase Agreement or pursuant to the terms of that certain Intercreditor Agreement (as defined in the Purchase Agreement); or

                  (iii) The Board of Directors shall request that the Employee take any action which, in the written opinion of independent counsel reasonably acceptable to the Company, is in violation of any federal or state statute or regulation, and after receiving such written opinion, the Board of Directors persists in such request; or

                   (iv) The Company shall require that the Employee render services on a principal basis at a facility of the Company which is more than thirty miles distant from the Company's current principal office; or

                   (v) The Company shall require the Employee to perform pathological procedures related to abortion fetal tissue research.

     2.7 Termination by the Employee Without Good Reason. The Employee may, upon 120 days prior notice to the Company, terminate this Agreement at any time without Good Reason.

     2.8 Rights of the Employee Upon Termination. Upon the termination of this Agreement, the Employee shall have the following rights:

              (a) In the event of termination for any reason, the Employee shall be entitled to: (i) salary and other benefits provided herein (other than participation in the Plan, except as provided herein) through the date of such termination, (ii) reimbursement for reimbursable expenses incurred prior to the date of termination, (iii) payment under any insurance policy or benefit program maintained for the Employee's benefit prior to the date of such termination, and (iv) indemnification and coverage under director and officer liability insurance, such as is provided, with respect to his employment prior to the date of such termination.

              (b) In addition to the benefits specified in subparagraph (a), in the event the Company terminates this Agreement without cause under Section 2.5, or the Employee terminates with Good Reason under Section 2.6, the Company shall pay to the Employee a lump sum of $150,000 and (except as specified in this Section 2.8) the parties shall have no further obligations hereunder.

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                (c) In addition to the benefits specified in subparagraphs (a)
and (b), in the event the Company terminates this Agreement without cause under
Section 2.5 or the Employee terminates this Agreement for Good Reason under
Section 2.6, (i) the outstanding principal amount of the Senior Note shall accelerate as provided in the Purchase Agreement, (ii) the Employee shall receive a pro rata portion of any bonus earned under the Plan or any replacement thereof, based on the portion of the year during which he was employed by the Company, and (iii) the resepctive covenants applicable to the Employee and set forth under Section 4.1 of this Agreement shall lapse, terminate and be of no further force or effect.

                (d) Execept as otherwise provided in subparagraphs (a), (b) and (c), in the event of termination of the Employee's employment hereunder for any reason, neither he nor his legal representative, estate or heirs shall be entitled to receive any further compensation or benefits hereunder, and the Employee agrees that he shall have no other right or cause of action against the Company on account of compensation or benefits which the Employee would have received had he remained employed for the entire Term.

        3.  Confidentiality.

        3.1 Acknowledgement. The Employee agrees and acknowledges that in the course of rendering services to the Company and its clients he will have access to and will become acquainted with confidential information about the professional, business and financial affairs of the Company or any of its direct or indirect subsidiaries and its clients and may have contributed to or may in the future contribute to such information. The Employee further recognizes that he is being employed as a key employee, that the Company is engaged in a highly competitive business, and that the success of the Company in the marketplace depends upon its good will and reputation for quality and dependability. The Employee recognizes that in order to guard the legitimate interests of the Company it is necessary for the Company to protect all such confidential information, good will and reputation.

        3.2 Proprietary Information. In the course of his service to the Company, the Employee may have access to confidential know-how, business documents or information, marketing data, client lists and trade secrets which are confidential. Such information shall hereinafter be called "Proprietary Information" and shall include any and all items enumerated in the preceding sentence which come within the scope of the business activities of the Company as to which the Employee has had or may have access, whether previously existing, now

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existing or arising hereafter, whether or not conceived or developed by others or by the Employee alone or with others during the period of his service to the Company, and whether or not conceived or developed during regular working hours. "Proprietary Information" shall not include (a) any information which is in the public domain during the period of service by the Employee or becomes public thereafter, provided such information is not in the public domain as a consequence of disclosure by the Employee in violation of this Agreement and
(b) any information not considered confidential information by similar enterprises operating in the clinical laboratory industry or otherwise in the ordinary course.

        3.3 Fiduciary Obligations. The Employee agrees and acknowledges that Proprietary Information is of critical importance to the Company and a violation of this Section 3 may seriously and irreparably impair and damage the Company's businesses. The Employee therefore agrees, while he is an employee of the Company and at all times thereafter, to keep all Proprietary Information confidential for the sole benefit of the Company.

        3.4 Non-Disclosure. The Employee shall not disclose, directly or indirectly (except as required by law), any Proprietary Information to any person other than (a) the Company, (b) authorized employees thereof at the time of such disclosure, (c) such other persons, including prospective investors or lenders, to whom the Employee has been instructed to make disclosure by the Board, or (d) the Employee's counsel so long as such counsel agrees to keep all Proprietary Information confidential (in the case of clauses (b) and (c) only to the extent required in the course of the Employee's service to the Company). At the termination of employment hereunder, the Employee shall deliver to the Company all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

        4.   Non-Competition and Non-Solicitation.

        4.1 Non-Competition Covenant. The Employee covenants and agrees that during the Restricted Covenant Period (as that term is defined below), the Employee shall not, whether for his own account or for any other person or organization other than the Company, (a) manage, operate, control, assist (directly or indirectly), or participate in the management, operation or control of, (b) serve as a Director, officer, partner, employee or consultant of, or own more than five percent of the outstanding voting securities of, or
(c) lease property to, any enterprise which, within the Restricted Area (as that term is


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defined below), carries on the businesses of: (1) providing pathological services, or any other business in which the Company is engaged during the Term. The Employee further agrees that, during the Restrictive Covenant Period, he shall not knowingly call upon, solicit, divert, attempt to solicit or divert, or conduct or carry on any business with any of the former clients, current clients or potential clients of the Company known to the Employee (including for this purpose only those former clients who were clients during the last twelve (12) months of his employment with the Company), without in each case obtaining the prior written consent of the Company. Nothing herein shall be deemed to prohibit the Employee from maintaining an ownership interest in, or rendering services to, the Professional Association so long as it complies in all material respects with the terms of the Pathology Services Agreement and the Option Agreement.

        4.2 Non-Solicitation of Employees. The Employee further agrees that during the Restricted Covenant Period he will not knowingly, directly or indirectly, (a) solicit the employment of any employee, agent or consultant of the Company who was such at any time during the last twelve months of the Employee's employment with the Company, or (b) induce any employee of the Company to leave the employ of the Company, unless in each case the Employee obtains the prior written consent of the Company.

        4.3 Definitions. For the purposes of this Section 4, the term "Restricted Covenant Period" shall mean the period commencing on the date hereof and terminating on the date eighteen months after the Employee's employment with the Company ends; provided, however, that in the event the Employee's employment is terminated pursuant to Section 2.5 or 2.6, or the term of the Employee's employment hereunder is not extended after December 31, 1998 on terms as favorable to the Employee in all significant respects as those contained in this Agreement, then the Restrictive Covenant Period shall mean the period commencing on the date hereof and ending on the date the Employee's employment with the Company terminates. For the further purposes of this
Section 4, the term "Restricted Area" shall mean the United States.

        4.4 No Conflicting Agreement. The Employee represents and warrants to the Company that he is not bound by the provisions of any agreement with a current or former employer which would prohibit or significantly limit the Employee's ability to render services to the Company as herein provided. The Employee further represents to the Company that in the course of rendering services hereunder he will not divulge to the Company any proprietary information of any other party to whom


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the Employee owes an obligation of non-disclosure.  Nothing herein shall be deemed to prohibit the Employee from maintaining an ownership interest in, or rendering services to, the Professional Association so long as it complies in all material respects with the terms of the Pathology Services Agreement and the Option Agreement.

        5.   Remedy for Breach.

        Each party recognizes that any breach of the provisions of this Agreement is likely to result in irreparable injury to the other and agrees that the other party shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement; to enforce the specific performance of this Agreement by the first party; and to enjoin the first party from activities in violation of this Agreement or seek other appropriate equitable relief.

        6.   Miscellaneous.

        6.1 Entire Agreement; Modification. This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter contained herein and may be altered, amended or superseded only by an agreement in writing, signed by both parties or the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. No action or course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is agreed to in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms and conditions of this Agreement, or of such terms and conditions on any other occasion.

        6.2 Successors and Assigns. This Agreement shall be binding upon the Employee, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Employee are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to its assets or business.

        6.3 Captions. Captions in this Agreement are for convenience of reference and do not define or limit any term in this Agreement.


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        6.4  Severability.  The Employee and the Company hereby expressly agree that the provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any provision or covenant herein contained is invalid in whole or in part, such court shall have the authority to modify such provision to the extent necessary to make it enforceable, and such provision, as amended, and the remaining provisions shall remain in full force and effect.

        6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be considered to have the force and effect of an original.

        6.6 Notices. Any notice permitted or required hereunder shall be hand delivered or sent by first class mail, postage prepaid, to the Employee at the address set forth above or to the Company at the following address: 6061 Northeast 14th Avenue, Fort Lauderdale, Florida 33334, Attention: Chairman, or in either case to such other address as either party shall have given the other notice. Notice shall be deemed to have been received when had delivered or three (3) days after having been mailed.

        6.7 Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida.


                                  * * * * * *



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       IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed on its behalf and the Employee has hereunder set his hand and seal, all as of the date first above written.

                                   AMERICAN LABORATORY ASSOCIATES,
                                   INC.



                                   By: /s/  Thomas S. Roberts
                                      ------------------------------------
                                      Name:   Thomas S. Roberts
                                      Title:  Chairman


                                   EMPLOYEE:


                                   /s/ Michael J. Demaray, M.D.
                                   ---------------------------------------
                                   Michael J. Demaray, M.D.






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                                   SCHEDULE A

                              Additional Benefits

1. The Company shall provide to the Employee 4 weeks paid vacation on an annual basis. The Employer may not accrue unused vacation time, and no payment will be made in lieu of vacation.

2. The Company shall provide to the Employee worker's compensation, life insurance, medical reimbursement, long-term disability, medical and dental coverage as are generally made available to its employees.

3. The Company shall provide that the Employee be eligible to participate in any 401(k) plan established by the Company.

4. The Company will reimburse all reasonable expenses actually incurred or paid by Employee in connection with medical licensing and credentialing necessary for the Employee to maintain his professional licenses, upon presentation of expense statements, vouchers or other supporting information in form satisfactory to the Company. In addition, the Company will reimburse for all reasonable expenses incurred or paid by Employee in connection with the Employee's active participation in medical societies and in connection with continuing professional educational programs necessary to maintain his professional licenses, upon presentation of expense statements, vouchers or other supporting information in form satisfactory to the Company.

5. The Company will pay annual premiums on medical malpractice insurance for the coverage presently held by the Employee ($2,000,000/$4,000,000) including tail coverage.






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